                                                                   OUR FILE NO.
                                                                  1220386-902400

                                JULY 19, 1996

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:  Visigenic Software, Inc. Registration Statement on Form S-1
           -----------------------------------------------------------

Ladies and Gentlemen:

     As counsel to Visigenic Software, Inc. (the "Company"), we are rendering this opinion in connection with a proposed sale of those certain shares of the Company's newly-issued Common Stock and those certain additional shares of the Company's Common Stock held by certain stockholders as set forth in the Registration Statement on Form S-1 to which this opinion is being filed as
Exhibit 5.1 (the "Shares"). We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     We express no opinion with respect to (i) the availability of equitable remedies, including specific performance, or (ii) the effect of bankruptcy, insolvency, reorganization, moratorium or equitable principles relating to or limiting creditors' rights generally.

     Based on such examination, we are of the opinion that the Shares identified in the above-referenced Registration Statement will be, upon effectiveness of the Registration Statement and receipt by the Company of payment thereof, validly authorized, legally issued, fully paid, and nonassessable.

GRAY CARY WARE & FREIDENRICH

Securities and Exchange Commission
July 19, 1996
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                                 Respectfully submitted,


                                 GRAY CARY WARE & FREIDENRICH
                                 A Professional Corporation